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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-81170 of THQ Inc. on Form S-3 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of THQ Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Los Angeles, California
March 8, 2002